UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Venture Global, Inc.

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2025 Proxy Statement

Notice of Annual Stockholders’ Meeting

VENTURE GLOBAL, INC.

NOTICE OF

2025 ANNUAL STOCKHOLDERS’ MEETING

Date May 21, 2025	Time 9:00 A.M. Eastern Time	Record Date March 25, 2025

Voting Recommendations of the Venture Global, Inc. (the “Company”) Board of Directors (the “Board”)

Management Proposals

PROPOSAL 1

Election of the 7 director nominees named in this proxy statement

We have built a board that is highly engaged and possesses the necessary skills, experiences, qualifications, and backgrounds to effectively oversee the business and long-term interests of stockholders.

Vote For Each Director Nominee See page 1

PROPOSAL 2

Ratification of selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2025

The Audit Committee is involved in the annual review and engagement of EY and believes their continued retention is in the best interests of Venture Global and its stockholders.

Vote For See page 14

PROPOSAL 3

Advisory vote on executive compensation

Our executive compensation programs are intended to align interests of executives with those of stockholders through the use of measures we believe drive long-term success for the Company.

Vote For See page 16

PROPOSAL 4	Advisory vote on “say-on-pay” frequency	Vote For Three Years See page 17

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How to Vote	Vote
Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting online. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote. You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. For more information, see “Additional Meeting Information” on page 32. ▶		ONLINE at www.proxyvote.com.	BY PHONE by calling the applicable number.

You may also attend the annual meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/VG2025.

BY MAIL if you have received a printed version of these proxy materials.

For stockholders of record: 1-800-690-6903 For beneficial stockholders: 1-800-690-6903

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD MAY 21, 2025: The Notice of 2025 Annual Stockholders’ Meeting and Proxy Statement and the 2024 Annual Report on Form 10-K are available at http://www.proxyvote.com.

Our Board solicits your proxy for the 2025 Annual Stockholders’ Meeting (and any postponement or adjournment of the meeting) for the matters set forth above. We made this proxy statement, the Notice of 2025 Annual Stockholders’ Meeting and the form of proxy available on the internet to stockholders beginning on April 3, 2025.

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BOARD OF DIRECTORS MATTERS

Proposal 1: Election of Directors

PROPOSAL 1	Election of Directors	Recommendation of the Board

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the seven (7) individuals listed below to serve as directors. Our nominees include five independent directors, as defined in the New York Stock Exchange (the “NYSE”) governance rules.

Each of our director nominees has served on our Board since September 2023 and through our initial public offering (the “IPO”) in January 2025.

Term & Service. Each director’s term runs from the date of their election until our next annual stockholders’ meeting and until their successor (if any) is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Voting and Election. Our Amended and Restated Bylaws (“Bylaws”) provide that a director nominee is elected only if they receive a plurality of the votes cast in respect of the shares present or represented by proxy at the meeting and entitled to vote generally in the election of directors. As a result, any shares not voted “FOR” a particular candidate, whether as a result of a “WITHHOLD” vote or broker non-vote, will not be counted in such candidate’s favor and will have no effect on the election results. For more information, see “Additional Meeting Information; How do I vote?” on page 33. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.”

Biographical Information. For each of the seven (7) director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications that the Nominating and Corporate Governance Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2025 Annual Stockholders’ Meeting.

The Board recommends that you vote “FOR” the election of each our seven (7) nominees.

*DIRECTOR NOMINEES

Michael Sabel CEO, Executive Co-Chairman of the Board and Founder Age: 58 Director Since: 2023	COMMITTEES C (Chair), G (Chair)

Michael Sabel is one of the Company’s co-founders. Mr. Sabel has served as the Company’s Chief Executive Officer and as Executive Co-Chairman of the Company’s Board since September 2023. Mr. Sabel has also served as the sole Chief Executive Officer of Venture Global LNG, Inc. (“VGLNG”), a wholly-owned subsidiary of the Company, since October 2020 and has served as Executive Co-Chairman of VGLNG’s board of directors since August 2014. Mr. Sabel is also currently Managing Partner of Venture Global Partners II, LLC (“VG Partners”), the Company’s controlling shareholder. Prior to founding Venture Global, Mr. Sabel spent decades working in the energy, technology and financial service sectors in senior leadership, new company formation, technology licensing and corporate business development. We believe Mr. Sabel is qualified to serve as director due to his experience as one of our co-founders and as our Chief Executive Officer, his decades of experience in capital markets transactions, his comprehensive experience in the energy, energy technology and financial services sectors and his in-depth knowledge of the issues, challenges, and opportunities facing us.

Robert Pender Executive Co-Chairman, Executive Co-Chairman of the Board and Founder Age: 71 Director Since: 2023	COMMITTEES C, G

Robert (Bob) Pender is one of the Company’s co-founders. Mr. Pender has served as an Executive Co-Chairman of the Company’s Board since September 2023. Prior to October 2020, Mr. Pender served as Co-Chief Executive Officer of VGLNG, a wholly-owned subsidiary of the Company. Mr. Pender has also served as an officer of VGLNG as Executive Co-Chairman since October 2020 and as Executive Co-Chairman of VGLNG’s board of directors since August 2014. Mr. Pender is also Managing Partner of VG Partners, the Company’s controlling shareholder. Mr. Pender previously practiced law for over 28 years, specializing in alternative energy project finance, including during the early years of the sustainable energy transition in the U.S. Mr. Pender has worked on over $35 billion of energy, infrastructure and power projects, including cogeneration, biomass, wind, hydro, geothermal, LNG and nuclear. Prior to founding VGLNG, Mr. Pender previously served as a partner at Hogan Lovells, a global law firm, where he was the Chair and Practice Group Director of its Project & International Finance Group for a decade. Mr. Pender has led large-scale energy infrastructure transactions throughout North America, Central and South America, and South Asia, including representations of nation states, such as the Government of India (through its Ministry of Power), the Republics of Ecuador and Guyana and the People’s Republic of China (through its state-owned enterprises, Sinosure and China Development Bank), lenders, equity investors and developers. Mr. Pender also provided several years of pro bono support to, among others, the American Red Cross for tsunami relief in South Asia, Accion for micro-finance capital projects in Africa and the Republic of Haiti, beginning with legal support to the Interim Haiti Recovery Commission, then serving as a counselor to the Minister Delegate for Energy Security, Republic of Haiti. We believe Mr. Pender is qualified to serve as director due to his experience as one of our co-founders, his decades of experience in law related to alternative energy project finance, and his experience leading large-scale energy infrastructure transactions both domestically and internationally.

Sari Granat Director Age: 54 Director Since: 2023 INDEPENDENT	COMMITTEES G

Sari Granat has served on the Company’s Board since September 2023 and has served on the board of directors of VGLNG, a wholly-owned subsidiary of the Company, since January 2022. Ms. Granat has been president and chief operating officer of Chainalysis since 2022, the blockchain data platform, where she has managed the company’s general and administrative functions, including finance, human resources, legal, information security and information technology and the company’s sales organization. At Chainalysis, Ms. Granat works across the firm on strategies to advance the company’s mission of bringing trust and transparency to the global cryptocurrency community. In addition, Ms. Granat currently serves on the board of Assurant, Inc. (NYSE: AIZ), a global provider of risk management products and services, where she serves on the board’s Compensation and Talent Committee and Information Technology Committee. Ms. Granat has also served on the boards of ComplySci, a provider of regulatory technology solutions for the financial services sector, and Opening Act, a nonprofit that advances arts equity by providing free theater programs to New York City’s highest need public schools, the CxO Advisory Council for VMware and on the General Counsel Steering Committee for the National Association of Corporate Directors. From 2012 to 2022, Ms. Granat was with IHS Markit, a formerly NYSE-listed $45+ billion data, analytics and technology company prior to its merger with S&P Global in February 2022, where she most recently served as chief administrative officer and general counsel, leading information security, information technology, legal, risk management, privacy and compliance functions. From 2010 to 2012, Ms. Granat was chief administrative officer and head of business development at TheMarkets.com LLC, a financial technology and data provider. Prior to that role, Ms. Granat has served in a variety of legal and strategy positions with Dow Jones & Company, Kaplan, Inc., Skadden, Arps, Slate, Meagher & Flom LLP, and Kenyon & Kenyon. We believe Ms. Granat is qualified to serve as director due to her significant leadership and management experience within the financial technology and data analytics sectors, including her experience of more than 10 years general counsel of public companies and in risk management, privacy and information technology.

Andrew Orekar Director Age: 48 Director Since: 2023 INDEPENDENT	COMMITTEES A (Chair)

Andrew Orekar has served on the Company’s Board since September 2023 and has served on the board of directors of VGLNG, a wholly-owned subsidiary of the Company, since September 2021. Mr. Orekar is the former Chief Executive Officer and Board Member of GasLog Partners (NYSE: GLOP-A), one of the world’s largest LNG shipping companies. Appointed CEO at GasLog Partners’ founding in 2014, Mr. Orekar led the company’s IPO and oversaw its growth from three to fifteen vessels during his nearly seven years as CEO. Mr. Orekar worked at GasLog Partners in his capacity as CEO until 2020. Prior to joining GasLog Partners, Mr. Orekar served as Managing Director at Goldman, Sachs & Co., where he advised natural resources companies on mergers and acquisitions and capital markets transactions. Mr. Orekar joined Goldman Sachs in 1998 and held several leadership positions in the investment banking division. Mr. Orekar also previously served on the boards of directors of Tortoise Acquisition Corp. and Parabola Acquisition Corp. Following his tenure as CEO of GasLog Partners, Mr. Orekar has provided consulting services to investors and companies in the energy and shipping sectors. We believe Mr. Orekar is qualified to serve as director due to his extensive public company leadership experience in the LNG and maritime transport sectors and his deep knowledge of corporate transactions within the energy, shipping and financial services industries.

Thomas J. Reid Director Age: 60 Director Since: 2023 INDEPENDENT	COMMITTEES C

Thomas Reid has served on the Company’s Board since September 2023 and has served on the board of directors of VGLNG, a wholly-owned subsidiary of the Company, since January 2022. Mr. Reid is chief legal officer and secretary of Comcast Corporation (Nasdaq: CMCSA), a position he has held since April 2019. Mr. Reid oversees Comcast’s legal, corporate governance and strategic intellectual property functions and the company’s government and regulatory affairs and political affairs functions. Mr. Reid joined Comcast in 2019 after a successful career at Davis Polk & Wardwell, LLP. Mr. Reid began his career there in 1987 and served as chairman and managing partner of the firm from 2011 until his transition to Comcast. Mr. Reid also served as a Managing Director in the Investment Banking division of Morgan Stanley from 2000-2003. Mr. Reid’s private legal practice and banking career were heavily focused on the global energy and utilities sector, advising on privatizations, mergers and acquisitions, financings and board investigations for leading international oil and gas companies and national oil companies. Mr. Reid serves as trustee for the Archdiocese of New York’s Inner-City Scholarship Fund and as a trustee of the National Urban League. We believe Mr. Reid is qualified to serve as director due to his extensive leadership experience in legal advisory roles, including his role at public companies, law firms, and investment banks, as well as his deep knowledge of the global energy and utilities sector.

Jimmy Staton Director Age: 64 Director Since: 2023 INDEPENDENT	COMMITTEES A

Jimmy Staton has served on the Company’s Board since September 2023 and has served on the board of directors of VGLNG, a wholly-owned subsidiary of the Company, since August 2014. Mr. Staton was formerly VGLNG’s Executive Vice President from January 2015 to November 2016. Mr. Staton is currently the President and Chief Executive Officer of the South Carolina Public Service Authority (Santee Cooper), a state owned electric and water utility company that provides power directly or indirectly to 2 million South Carolinians and clean water to over 200,000 customers, and has served in such capacity since March 2022. Prior to this, Mr. Staton served as President and CEO of Southern Star Central Corporation, a privately held natural gas pipeline company with assets throughout the Midwest United States, from 2017 to 2022. Additionally, Mr. Staton also served as Executive Vice President and Group CEO for NiSource, Inc. (NYSE: NI) from 2008 to 2014. Prior to his tenure at NiSource, Mr. Staton held several senior executive level positions at Dominion Resources, Inc. (NYSE: D) from 1993 to 2008. Mr. Staton has also been active in industry organizations having served on the board of directors for the Edison Electric Institute, the Interstate Natural Gas Association of America, the American Gas Association, the American Gas Foundation and the Southern Gas Association. We believe Mr. Staton is qualified to serve as director due to his extensive experience in the utilities sector, including leadership roles in gas distribution, electric and gas utilities and interstate gas pipelines businesses.

Roderick Christie Director Age: 62 Director Since: 2023 INDEPENDENT	COMMITTEES A

Roderick Christie has served on the Company’s Board since September 2023 and has served on the board of directors of VGLNG, a wholly-owned subsidiary of the Company, since June 2023. Mr. Christie is a veteran of the electricity and energy sectors, with over 30 years of international experience. From September 2022 to January 2023, Mr. Christie was Executive Vice President of Baker Hughes (Nasdaq: BKR), Industrial & Energy Technology business where he worked with business developments, manufactures and services of a wide range of technologies for the energy, aviation and automotive industries. Prior to that, from January 2016 to September 2022, Mr. Christie was Executive Vice President of Baker Hughes Turbomachinery and Process Solutions business. In 2017, Mr. Christie created and led the Baker Hughes Climate Technology Solutions, developing solutions for hydrogen, CCUS, integrated clean energy, and emissions management to support customers’ net-zero emission ambitions and latterly integrated the Baker Hughes Controls, Sensing and Diagnostics businesses to create the Baker Hughes Industrial & Energy Technology Business. From June 2018 to February 2023, Mr. Christie served as a member of the board at Aero Alliance Products & Services LLC. Prior to Baker Hughes, Mr. Christie was President & CEO of GE Energy Subsea Solutions from June 2011 to December 2016,

President of GE Energy Central & Eastern Europe, Russia and Central Asia from September 2004 to June 2011 and CEO of GE Energy Services Europe from June 1999 to September 2004. Before joining GE, he worked for 14 years at Scottish & Southern Energy (LSE: SSE) in the utility power sector, where he held a wide range of engineering, project development and management roles. Accordingly, Mr. Christie has developed significant global experience in the oil & gas, gas processing, LNG, refining, petrochemical and electricity sectors. We believe Mr. Christie is qualified to serve as director due to his decades of international experience in the electricity and energy sectors, and his extensive public company leadership experience within the energy industry.

Committee names are abbreviated as follows: A = Audit, C = Compensation and G = Nominating and Corporate Governance.

Director Nomination Process

Committee Process

The Nominating and Corporate Governance Committee oversees searches for and identifying qualified individuals for membership on the Board. The Nominating and Corporate Governance Committee also recommends to the Board criteria for Board and Board committee membership and recommends individuals for membership on the Board and its committees. The Nominating and Corporate Governance Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. The Nominating and Corporate Governance Committee also considers the impact of any change in the principal occupation of existing directors. The Nominating and Corporate Governance Committee reports to the full Board its conclusions and recommendations for nominations to the Board.

At least annually, the Nominating and Corporate Governance Committee leads the Board in a self-evaluation to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees the evaluation process and reports on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

Director Skills, Experience, and Background

In recommending to the Board individuals for membership on the Board and its committees, the Nominating and Corporate Governance Committee reviews candidates’ qualifications for membership on the Board (including making a specific determination as to the independence of the candidate) based on the criteria approved by the Board (and taking into account the enhanced independence, financial literary and financial expertise standards that may be required under law or the NYSE rules for Audit Committee membership purposes). In addition, the Nominating and Corporate Governance Committee evaluates current directors for re-nomination to the Board and periodically reviews the composition of the Board in light of the current challenges and needs of the Board and the Company and determines whether it may be appropriate to add or remove individuals based on the criteria for directors established by it. As set forth in our Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board periodically review and assess the effectiveness of these practices for considering potential director candidates.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

Our Board is currently co-chaired by Michael Sabel and Robert Pender. As is provided in our Corporate Governance Guidelines, the Board has determined that the role of the Chairman of the Board shall be allocated to two persons under the title Executive Co-Chairman, with one of them being the CEO of the Company. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and

CEO in any way that is in the best interests of the Company at a given point in time. Our Board believes that the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from both Mr. Sabel’s and Mr. Pender’s extensive executive leadership and operational experiences. The Board may in the future evaluate the appropriateness of its leadership structure and will continue to implement the leadership structure that they conclude most effectively supports the Board in fulfilling its responsibilities.

The independent directors of the Board will appoint a director as the presiding director solely for the purpose of leading a meeting of the non-management, or independent, directors. Any such appointment will expire once the applicable meeting is concluded. No director may be appointed as the presiding director for more than two consecutive meetings.

The Board’s Role in Risk Oversight

An important function of the Board is oversight of risk management at Venture Global. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board believes that its current governance structure facilitates its risk oversight responsibilities.

The Board and management consider “risk” to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could result if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts.

The Audit Committee manages risk by overseeing the integrity of the Company’s financial statements and internal controls; the qualifications, independence and performance of the Company’s independent auditor; the performance of personnel responsible for the design and implementation of the internal audit function and the independent auditor; the type and presentation of information included in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies; any audit problems or difficulties and management’s response thereto; the resolution of disagreements between management and the auditor regarding the Company’s financial reporting; the Company’s policies and practices with respect to risk assessment and risk management, including with respect to the oversight of risks from cybersecurity threat and discuss with management the Company’s major financial and other risk exposures; the review and approval of related person transactions required to be disclosed under Item 404 of Regulation S-K and review and approval of policies and procedures pertaining to related-party transactions; potential conflicts of interest involving directors; the administration and oversight of the Company’s Financial Restatement Compensation Recoupment Policy and any other Company policies regarding the recoupment, repayment or forfeiture of compensation; and the Company’s compliance with legal and regulatory requirements. The Audit Committee reviews and discusses with the Board and with management the Company’s major financial risk exposures and steps taken to monitor and control such exposures.

The Nominating and Corporate Governance Committee manages risk by reviewing and evaluating the size and composition of the Board consistent with its needs; establishing criteria for the selection of candidates to the Board and its committees, and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by shareholders; recommending to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings; recommending directors for appointment to Board committees; making recommendations to the Board as to determinations of director independence; subject to certain exceptions, evaluating each executive officer’s performance; reviewing the Company’s management succession planning; overseeing the evaluation of the Board; and developing and recommending to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company and overseeing compliance with such guidelines.

The Compensation Committee manages risk by reviewing and assessing risks arising from the Company’s employee compensation programs and practices, including whether any such risks are reasonably likely to have a material adverse effect on the Company.

Policies Regarding Insider Trading, Hedging, Derivatives and Pledging

We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our Company’s securities by directors, officers, and employees of the Company and its subsidiaries that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19 to our 2024 Annual Report on Form 10-K.

We prohibit directors, officers, employees and other insiders from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars or other derivatives) designed to hedge or speculate on any change in the market value of any of our securities, except in limited circumstances preapproved by the General Counsel or any designee of the General Counsel (or in the case of the General Counsel, the Chief Executive Officer). Additionally, we prohibit such persons from engaging in short sales of our securities or pledging our securities. We also have additional prohibitions on directors, officers and other designated individuals from trading in our securities during certain designated periods throughout the year. These prohibitions are subject to certain exceptions, including certain approved gifts, affiliated fund sales and distributions, estate planning purposes, will or the laws of descent, or mandates from a judicial divorce decree.

DIRECTOR INDEPENDENCE AND TRANSACTIONS CONSIDERED

IN INDEPENDENCE DETERMINATIONS

Controlled Company Exemption

Following our IPO, our controlling shareholder, VG Partners, holds approximately 97.8% of the total combined voting power of our Class A common stock and Class B common stock eligible to vote in the election of directors. As a result of the voting power currently held by VG Partners, we are a “controlled company” for the purposes of the NYSE listing requirements. In effect, VG Partners effectively controls the outcome of matters submitted to stockholder vote.

As a “controlled company,” we have elected not to comply with certain corporate governance standards under the rules of the NYSE, including the requirements that (i) our Board has a Compensation Committee that is comprised entirely of independent directors, and (ii) our Board has a Nominating and Corporate Governance Committee that is comprised entirely of independent directors.

Consistent with these exemptions, we do not have a fully independent Compensation Committee or a fully independent Nominating and Corporate Governance Committee. However, despite being a “controlled company,” we are required to comply with the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE relating to the membership, qualifications and operations of the Audit Committee. We have a fully independent Audit Committee. Additionally, we have adopted charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and intend to conduct annual performance evaluations of these committees.

Accordingly, although we may transition to fully independent Compensation and Nominating and Governance Committees prior to the time we cease to be a “controlled company,” for such period of time investors may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.

Director Independence

As a “controlled company,” we have elected not to comply with certain corporate governance standards under the rules of the NYSE, including the requirement that a listed company must have its Compensation Committee and Nominating and Governance Committee be composed entirely of independent directors. Notwithstanding such election, our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that each of Sari Granat, Andrew Orekar, Thomas J. Reid, Jimmy Staton and Roderick Christie is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE.

Director Attendance

The Board held four regularly scheduled meetings and one special meeting in 2024. The Compensation Committee held two regularly scheduled meetings. Prior to the consummation of our IPO, the Board did not have an Audit Committee or a Nominating and Corporate Governance Committee in 2024. We expect each director to attend every meeting of the Board and the committees on which the director serves. Each director attended 100% of the meetings of the Board and each committee on which the director served in 2024 (held during the period in which the director served), and directors attended 100% of their respective Board and committee meetings. The Board’s policy is that directors should endeavor to attend the annual stockholders’ meeting. We did not hold a 2024 annual meeting of stockholders because we were not a publicly traded company prior to January 23, 2025.

100% Average attendance of directors as a group at Board and committee meetings during 2024

Board Committees

Our Board established three standing committees —Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that was approved by our Board. Current copies of each committee’s charter are posted on the Governance section of our website at www.ventureglobal.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this proxy statement and is included in this proxy statement as an inactive textual reference only.

Audit Committee

The members of our Audit Committee are Roderick Christie, Andrew Orekar and Jimmy Staton, with Andrew Orekar serving as the chairman of our Audit Committee. Each member of our Audit Committee has been determined by the Board to satisfy the independence requirements for Audit Committee members under the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to meet the financial literacy requirements under the rules and regulations of the NYSE and the SEC. In addition, our Board has determined that each of Roderick Christie, Andrew Orekar and Jimmy Staton is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on any of them any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related person transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Compensation Committee

The members of our Compensation Committee are Robert Pender, Michael Sabel and Thomas J. Reid, with Michael Sabel serving as the chairman of our Compensation Committee. In connection with our IPO, the Board determined that Thomas J. Reid is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and approving the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

•	reviewing and assessing risks that may arise from the Company’s employee compensation programs and practices; and

•	reviewing our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Robert Pender, Michael Sabel and Sari Granat, with Michael Sabel serving as the chairman of our Nominating and Corporate Governance Committee. In connection with our IPO, the Board determined that Sari Granat is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board; and

•	assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Code of Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Co-Chairmen, Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of NYSE. The full text of our codes of business conduct and ethics is posted on the investor relations section of our website at www.ventureglobal.com. We intend to disclose future amendments to our code of business conduct and ethics, or any waivers of such code, on our website or in public filings.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. The full text of our corporate governance guidelines is posted on the investor relations section of our website at www.ventureglobal.com.

Communications from Stockholders and Other Interested Parties to Directors

The Board recommends that stockholders and other interested parties initiate communications with the Board, the Co-Chairmen of the Board, or any Board committee by writing to our Secretary. You can find the address in the “Other Matters” section of this proxy statement. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Secretary to review correspondence directed to the Board and, at the Secretary’s discretion, to forward items that he deems to be appropriate for the Board’s consideration.

Certain Relationships and Related Person Transactions

We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Compensation Discussion and Analysis.”

Amended and Restated Shareholders’ Agreement

In connection with our IPO, on January 27, 2025, the Company and all of the holders of its outstanding common stock immediately prior to consummation of our IPO (collectively, the “Pre-IPO Stockholders”), entered into an amended and restated Shareholders’ Agreement (the “Amended and Restated Shareholders’ Agreement”), pursuant to which our Pre-IPO Stockholders are entitled to certain demand and piggyback registration rights with respect to their shares of our common stock. The registration rights described below will terminate with respect to any registrable securities upon the occurrence of certain events, including if sold pursuant to Rule 144 promulgated under the Securities Act or an effective registration statement under the Securities Act, or if such registrable securities are eligible to be sold under Rule 144 promulgated under the Securities Act and the Pre-IPO Stockholders no longer beneficially own in the aggregate common stock equal to at least 10% of our then outstanding common stock, in each case subject to certain conditions. Upon transfer of any shares of registrable securities to any person (other than an affiliate of the transferee) in accordance with the terms of the Amended and Restated Shareholders’ Agreement, such shares will cease to be “registrable securities” and will no longer have the benefit of the Amended and Restated Shareholders’ Agreement.

Piggyback Registration Rights. Subject to certain exclusions, in the event that we register any of our equity securities under the Securities Act, the Pre-IPO Stockholders will be entitled to certain piggyback registration rights allowing each to include its shares of Class A common stock in the registration, subject to certain marketing and other limitations. If any managing underwriter advises that marketing factors require a limitation of the number of shares to be included in any registration, then the number of shares to be included in such registration will be allocated pro rata based on the number of shares requested to be included in the registration by the initiating security holders and any such Pre-IPO Stockholders exercising piggyback registration rights. As a result, whenever we propose to file a registration statement under the Securities Act for the account of any of our security holders under our Amended and Restated Shareholders’ Agreement, Pre-IPO Stockholders will be entitled to notice of the registration.

Demand Registration Rights. At any time beginning 180 days after January 23, 2025, any Pre-IPO Stockholders holding at least 5% of our then outstanding common stock may request that we register, either by filing a Form S-1 registration statement or, if eligible, a Form S-3 registration statement, all or a portion of their Class A common stock. Any such request must cover a quantity of shares with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $100.0 million. To the extent applicable, any of the Pre-IPO Stockholders holding at least 5% of our then outstanding common stock may then request an underwritten offering or block trade using any existing and effective shelf registration statement, in each case subject to certain conditions. Depending on certain conditions, we may defer a demand registration for up to 120 days after receiving the request of the initiating holders; provided that we may not invoke this right more than twice in any twelve-month period.

Public Offering Lock-up. In connection with any underwritten public offering, the Pre-IPO Stockholders agree to not transfer or dispose of their Class A common stock for 180 days from January 23, 2025 (in the case of our IPO) or 90 days or such shorter period as may be agreed to by the managing underwriters (in the case of any other public offering), in each case, subject to certain exceptions, except with the prior written consent of the applicable managing underwriters of the applicable public offering.

Expenses; Indemnification. The registration rights of the Pre-IPO Stockholders under the Amended and Restated Shareholders’ Agreement will provide that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration, and contains customary indemnification and contribution provisions.

Other Related Person Transactions

On April 8, 2024 and January 12, 2025, the Company entered into settlement agreements with Jimmy Staton, a member of its Board, pursuant to which Mr. Staton received $10.0 million and $29.2 million, respectively, related to a cash settlement of certain expiring option awards originally granted by VGLNG to Mr. Staton in 2014 and 2015, respectively, in his capacity as a director and employee, respectively, of VGLNG.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and our Bylaws contain provisions that limit the liability of our directors or officers for monetary damages to the fullest extent permitted by Delaware law.

Further, we entered into indemnification agreements with each of our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and officers in investigating or defending any such action, suit, or proceeding. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

Policies and Procedures for Related Person Transactions

Our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, we consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The policy applies to new agreements, amendments and modifications to existing agreements, terminations, disputes and extensions, in each case involving amounts in excess of $120,000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 25, 2025 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of the directors and named executive officers individually; and

•	all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Applicable number of shares beneficially owned and the percentage ownership is based on 451,009,393 shares of our Class A common stock and 1,968,604,458 shares of our Class B common stock outstanding as of March 25, 2025.

In computing the number of shares beneficially owned by a person and the percentage ownership and percentage voting power of such person, we deemed to be outstanding all shares issuable pursuant to stock options that are exercisable within 60 days of March 25, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each listed stockholder is: c/o Venture Global, Inc., 1001 19th Street North, Suite 1500, Arlington, VA 22209. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Beneficial Ownership				% of Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%

5% Stockholders:

Venture Global Partners II, LLC(2)	—	—	1,968,604,458	100%	97.8%

Pacific Investment Management Company LLC (PIMCO)(3)	354,683,306	78.6%	—	—	2%

Directors and Named Executive Officers:

Michael Sabel	234,500	*	1,968,604,458	100%	98%

Robert Pender	234,500	*	1,968,604,458	100%	98%

Sari Granat	1,836,380	*	—	—	*

Andrew Orekar	1,977,640	*	—	—	*

Thomas J. Reid	1,836,380	*	—	—	*

Jimmy Staton	2,309,165	*	—	—	*

Roderick Christie	988,820	*	—	—	*

Jonathan Thayer	25,991,898	5.4%	—	—	*

Keith Larson	32,772,394	6.8%	—	—	*

Thomas Earl	28,252,061	5.9%	—	—	*

All directors and executive officers as a group (12 persons)	129,997,189	22.4%	1,968,604,458	100%	98.4%

*	Represents less than 1%.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, calculated as described above. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Robert Pender and Michael Sabel are managing partners of Venture Global Partners II, LLC, and as such, are deemed to have voting and dispositive power over the common stock held by Venture Global Partners II, LLC. The address for Venture Global Partners II, LLC is 1001 19th Street North, Suite 600, Arlington, VA 22209.

(3)

The securities reported are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. PIMCO, as the investment adviser of the investment advisory clients or discretionary accounts that are the holders of record of such securities, may be deemed to have voting and dispositive power over such securities. The business address of each reporting person is 650 Newport Center Drive, Newport Beach, CA 92660.

AUDIT COMMITTEE MATTERS

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	Recommendation of the Board

The Audit Committee evaluates the appointment of the Company’s independent auditors each year and has selected EY as our independent registered public accounting firm and PCAOB auditor for the current year. EY has served in this role since 2020.

Independence of EY

In order to ensure continued auditor independence, the Audit Committee discusses with the independent auditor its responsibilities under generally accepted auditing standards, reviews and approves the planned scope and timing of the independent auditor’s annual audit plan(s) and discusses significant findings from the audit and any problems or difficulties encountered. The Audit Committee confirms and evaluates the rotation of audit partners on the audit engagement team as required by law. Under the auditor independence rules, EY reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed under those rules.

Pre-Approval Policies

The Audit Committee pre-approves the audit and non-audit services (including the fees and terms thereof) provided by EY. The Audit Committee may delegate its authority to pre-approve services to the Chair of the Audit Committee or one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

The Board recommends that you vote “FOR” the ratification of the selection of EY as our independent registered public accounting firm for fiscal year 2025.

•  Robust independence controls and objectivity; high audit quality; and reasonable fees

•  Deep company-industry knowledge, experience, and expertise

•  Audit Committee annually evaluates EY and determined that EY’s retention continues to be in the best interests of Venture Global and its stockholders

Why We Are Asking Stockholders to Ratify Our Selection of EY

As a matter of good corporate governance, the Board submits the selection of the independent audit firm to our stockholders for ratification. If the selection of EY is not ratified by a majority of the votes cast at the meeting on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be appropriate.

EY Expected to Attend Annual Meeting

We expect that a representative of EY will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

EY’s Fees for 2024 and 2023

The following table shows the fees billed by EY for audit services provided for, and other services provided in, fiscal years 2024 and 2023.

	2024	2023

Audit Fees(1)	$4,166,462	$3,230,494

Audit-related Fees(2)	7,200	7,200

Tax Fees	—	—

All Other Fees(3)	171,000	—

Total	$4,344,662	$3,237,694

(1)

Audit fees were primarily for professional services rendered for audits of our financial statements, review of interim financial statements and services that were provided in connection with regulatory filings or engagements. The audit fee for 2024 was for the annual audits of all periods presented in the registration statement on Form S-1 for our IPO, and statutory audits.

(2)	Audit-related fees relate to the Company’s annual subscription to EY Atlas, an accounting and reporting research tool.

(3)	All other fees relate to professional services rendered for internal control observations.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.

All of the services provided by EY since our public listing in January 2025, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

Report of the Audit Committee

The information contained in the following Audit Committee report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2024 with management and EY, our independent registered public accounting firm, and management represented to the Audit Committee that Venture Global’s audited financial statements were prepared in accordance with US generally accepted accounting principles. The Audit Committee has discussed with EY, and EY represented that its presentations to the Audit Committee included, the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB and SEC rules.

EY has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and management that firm’s independence.

In reliance on these reviews and discussions, and the reports of EY, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

Audit Committee, as of April 3, 2025

Andrew Orekar, Chair

Roderick Christie

Jimmy Staton

Proposal 3: Advisory Vote on Executive Compensation

PROPOSAL 3	Advisory Vote on Executive Compensation	Recommendation of the Board

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires us to provide an advisory stockholder vote to approve the compensation of our named executive officers (“NEOs”), as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on compensation of our NEOs as disclosed in this proxy statement for the fiscal year ended December 31, 2024, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures (the “Say-on-Pay Vote”). As described in proposal 4, we are recommending that shareholders be given the opportunity to provide a Say-on-Pay Vote once every three years.

Stockholders are being asked to vote on the following resolution:

The Board recommends that you vote “FOR” this proposal.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”

Why We Are Asking Stockholders to Ratify the Compensation Received by our Named Executive Officers

Our executive compensation program is designed to attract, motivate, and retain top talent and drive long-term value. We seek to achieve these objectives through our use of the following compensation initiatives:

•

Provide competitive compensation opportunities in order to attract and retain talented, high performing and experienced executive officers, whose knowledge, skills and performance are critical to our success;

•	Motivate our executive officers to achieve our business and financial objectives; and

•

Align the interests of our executive officers with those of our stockholders and our own corporate goals and objectives by tying a meaningful portion of compensation directly to the long-term value and growth of our business.

This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2024 compensation of our NEOs.

Although, as an advisory vote, this proposal is not binding upon the Company or our Board, the Compensation Committee, which is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable action.

To help ensure that all stockholder views are well understood by our Board, we also encourage stockholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

PROPOSAL 4: Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation

PROPOSAL 4	Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation	Recommendation of the Board

The Dodd-Frank Act requires us, at least once every six years, to provide an advisory stockholder vote with respect to how often to present the Say-on-Pay Vote. We must solicit your advisory vote on whether to have the Say-on-Pay Vote every one, two or three years.

Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote as to the appropriate frequency for the Say-on-Pay Vote. Stockholders may vote as to whether the Say-on-Pay Vote should occur every one, two or three years, or may abstain from voting on the matter.

We value the opinion of our stockholders and believe that a Say-on-Pay Vote once every three years will best reinforce our desire to communicate with our stockholders while providing stockholders with an appropriate time horizon over which to evaluate our compensation programs and business results. A Say-on-Pay Vote once every three years will allow our stockholders to express a view on our compensation policies and practices through the following resolution:

“Resolved, that the stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Rule 14a-21(b) of the Exchange Act:

• One Year;

• Two Years;

• Three Years; or

• Abstain.”

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, our Compensation Committee, which is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views received on this matter.

The Board recommends that you vote “Three Years” for the Frequency of Future Advisory Say-On-Pay Votes.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that, during our fiscal year ended December 31, 2024, were paid to, awarded to, or earned by our NEOs, who consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during our 2024 fiscal year.

Our named executive officers for fiscal year 2024 are:

•	Michael Sabel, Chief Executive Officer, Founder, and Executive Co-Chairman of our Board and Director;

•	Jonathan Thayer, Chief Financial Officer;

•	Robert Pender, Executive Co-Chairman, Founder, and Executive Co-Chairman of our Board and Director;

•	Thomas Earl, Chief Commercial Officer; and

•	Keith Larson, General Counsel and Secretary.

Our Compensation Philosophy

Our Company strives to be a leader in compensation relative to our industry peers in order to attract the best talent, and our executive compensation programs are designed to attract, motivate and retain a highly talented senior management team capable of deploying best-in-class industry expertise to deliver competitively priced, reliable and clean North American LNG exports on a growing scale. The following principles help guide us in designing our pay programs toward this end:

•

Competitive Pay: Our goal is to attract and maintain the best talent in our industry by paying above-market total compensation. We will review “market” total compensation and, over time, target each executive competitively within the market based upon our assessment of a variety of factors including individual performance, Company-wide performance, time in role, individual skills and importance of the role. Generally, our philosophy is to place more compensation in cash-based incentive opportunities, which are tied to key project-based milestones reflecting our long-term business objectives, as well as year-over-year individual performance goals. As noted above, actual pay delivered will vary based on both Company-wide and individual performance. The elements of our compensation programs are discussed in greater detail below.

•

Significant Pay at Risk: As noted above, a significant portion of the total compensation of our executives should be variable and at risk, which is primarily accomplished through our cash and equity incentive compensation programs. We will pay our NEOs higher compensation when they exceed our goals and lower compensation when they do not meet our goals.

•

Alignment with Shareholder Interests: The interests of our executives should align with the interests of our stockholders. Our short- and long-term incentive compensation programs utilize a performance-based mentality that correlates well with the creation of stockholder value.

•

Support Business Strategy: Our executive compensation programs are aligned with our short-term and long-term business objectives, business strategy and Company-wide financial and operational performance, furthering the creation of stockholder value.

•

Risk Management: We believe that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation and that they do not encourage unnecessary or imprudent risk taking. We continuously evaluate the design of all our compensation policies and practices, including our incentive plans, to assess whether they encourage employees to take appropriate risks and discourage taking inappropriate risks.

Compensation Process

Historically, the compensation of our founders, Messrs. Sabel and Pender, has been set by our Board and, since October 2020, the compensation of our executive officers other than the founders has been set by Mr. Sabel in his capacity as our Chief Executive Officer. In connection with our IPO, our Board adopted a written charter for the Compensation Committee that established, among other things, the Compensation Committee’s purpose and its responsibilities with respect to executive compensation. The charter of the Compensation Committee provides that the Compensation Committee shall, among other things, review and approve, or recommend to our Board, as appropriate, executive officer compensation, and otherwise assist our Board in its oversight of executive compensation, management development and succession, director compensation and executive compensation disclosure.

The Compensation Committee has the authority to retain independent consultants and other experts to assist it in fulfilling its responsibilities.

In March 2025, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to provide advice with respect to the determination and recommendation of the amount or form of executive and non-employee director compensation. FW Cook is engaged to assist the Compensation Committee in determining overall compensation packages and programs for our executive officers, as well as assessing each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually and in the aggregate, is competitive and aligned with our business and executive talent requirements. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and NYSE rules and, after reviewing all relevant factors, has affirmatively determined that no conflict of interest has arisen with respect to the engagement of or work conducted by FW Cook.

Elements of Compensation

Historically, our executive compensation programs have consisted of the following elements: base salary, short- and long-term, as well as milestone-based, cash incentive compensation, equity incentive compensation, health, welfare and retirement benefits and perquisites, each established as part of our programs in order to achieve our compensation objectives.

Annual Base Salary

Base salary is intended to fairly compensate our NEOs for the responsibilities of their respective positions and achieve an optimal balance of fixed and variable pay. In setting the salaries of individual NEOs, we consider a wide range of factors including the scope of the NEO’s role, experience, skillsets and the compensation paid for similar positions at other companies similar to ours. The base salaries for our NEOs as of December 31, 2024 were as follows:

Name	2024 Base Salary
Michael Sabel(1)	$7,500,000
Jonathan Thayer	$1,500,000
Robert Pender(1)	$3,500,000
Thomas Earl	$1,500,000
Keith Larson	$1,500,000

(1)

In 2024, each of Mr. Sabel and Mr. Pender received a base salary for services he provided to certain of our subsidiaries, which were paid by each such subsidiary. These amounts reflect the aggregate base salary rates in effect as of December 31, 2024.

Cash Incentive Compensation Arrangements

In order to incentivize and reward performance, we maintain various cash incentive opportunities for our executives, including our NEOs, which pay out based on the achievement of certain financial and operating performance objectives and our key strategic priorities. We believe these opportunities reflect a well-balanced framework for motivating our key personnel to execute on our strategic priorities while being recognized for their individual contributions to our short- and long-term growth. In connection with our IPO, our Board approved the adoption of a management cash incentive plan which governs the grant of cash-based incentive compensation for performance periods beginning after the completion of our IPO.

Annual Cash Performance Bonus

Our NEOs are eligible to receive cash-based annual performance bonuses based on a qualitative evaluation of individual and Company performance following the applicable performance year, including with respect to achievement of strategic milestones and financial performance. At the end of each year, the Chief Executive Officer assesses such performance and provides a recommendation to our Board as to each NEO’s annual performance bonus amount, including his own. The Company believes that this approach provides an opportunity to balance our annual financial and operational achievements with qualitative judgments regarding how individual performance goals were achieved and ensures appropriate and balanced outcomes once all relevant facts are known following the end of a fiscal year. As the Company’s corporate governance practices continue to develop over time, the Compensation Committee will continue to evaluate its compensation programs and criteria with a focus on aligning short-term incentive compensation to achievement of performance-specific outcomes for a given year. Annual performance bonuses are generally payable in March or April of the year following the year for which the bonus is earned, subject to the NEO’s continued employment with us through the payment date. Annual performance bonuses earned by our NEOs for the 2024 fiscal year are as follows:

Name	2024 Bonus
Michael Sabel	$25,000,000
Jonathan Thayer	$3,000,000
Robert Pender	$25,000,000
Thomas Earl	$3,000,000
Keith Larson	$3,000,000

Project Milestone Bonuses

Project Milestone Bonuses constitute an important part of our compensation philosophy by rewarding successful completion of key strategic objectives.

Each NEO is eligible to earn certain cash bonuses (“Project Milestone Bonuses”) upon the successful completion of significant milestones with respect to the development of our natural gas liquefaction and export facilities. For each export facility project or phase thereof, a Project Milestone Bonus is earned upon the completion of three milestones as follows:

•

FID: Earned upon the Board’s determination that, with respect to any project or phase thereof, the following conditions have been satisfied: (i) the project has received all necessary regulatory authorizations, including from FERC, to commence construction; (ii) the project has secured sufficient financing for construction and funds are available from lenders for disbursement thereunder; and (iii) the project has received approval from the Board to proceed with the construction.

•

LPS: Earned on the date on which, with respect to any project or phase thereof, the performance acceptance tests for a certain number of liquefaction trains of the project or phase thereof have been successfully passed and such liquefaction trains have initiated continuous operation producing liquefied natural gas for sale.

•	COD: Earned as of first day of commercial operations at the relevant project or phase thereof, as specifically defined in our post-COD liquefied natural gas sales and purchase agreements.

Project Milestone Bonuses are generally payable in connection with the completion of each milestone noted above, subject in each case to the NEO’s continued employment through the applicable payment date. In certain cases, the bonuses are paid in equal quarterly installments over a one-year period, subject to the NEO’s continued employment through each payment date.

The following table sets forth, for each of our NEOs, the aggregate Project Milestone Bonus opportunity outstanding as of December 31, 2024. In 2024, Project Milestone Bonuses were outstanding with respect to the Calcasieu Project, the Plaquemines Project, the CP2 Project and/or the Delta Project. No Project Milestone Bonuses were granted or paid in 2024.

Name	Outstanding as of December 31, 2024

Michael Sabel	$17,000,000

Jonathan Thayer(1)	$14,000,000

Robert Pender	$17,000,000

Thomas Earl(1)	$11,000,000

Keith Larson(1)	$14,000,000

(1)

Each Project Milestone Bonus that becomes earned will be paid in four equal quarterly installments over a 12-month period, except in the case of Mr. Thayer, who received certain Project Milestone Bonuses in 2020 (totaling $9,000,000 of the outstanding amount reported in the table), which will be paid within 45 days of completion of each milestone.

Strategic Recognition Awards

The Company has also granted strategic recognition awards to the NEOs, other than Messrs. Sabel and Pender, which are structured as deferred bonus awards designed to motivate sustained service with us over an extended period (the “Strategic Recognition Awards”). In 2024, 2023 and 2022, each of Messrs. Thayer, Earl and Larson received a Strategic Recognition Award in the amount of $3,000,000, $3,000,000 and $2,000,000, respectively. The Strategic Recognition Awards are payable in equal quarterly installments over a four-year period, subject to the NEO’s continued employment with us through each payment date. The Strategic Recognition Awards earned by each such NEO in 2024 was as follows:

Name	Strategic Recognition Awards Paid in 2024

Jonathan Thayer	$1,812,500

Thomas Earl	$1,812,500

Keith Larson	$1,812,500

Major Revenue Contract Bonuses

Another element of our compensation philosophy is recognizing the accomplishments of employees in contributing to our sustained long-term growth and development. Accordingly, we compensate employees who primarily focus on marketing our business for their critical roles in negotiating and successfully executing major revenue contracts for liquefied natural gas (“Revenue Contract Bonus”).

Of our NEOs, only Mr. Earl is eligible to receive a Revenue Contract Bonus pursuant to the terms of his services agreement with us. The Revenue Contract Bonus is earned upon execution of a sales and purchase agreement pursuant to which a specified amount of liquefied natural gas is committed to be purchased over an extended contract term. Payment of the bonus is subject to Mr. Earl’s continued employment on the date of execution of such contract and payable within 30 days thereof.

Mr. Earl did not earn a Revenue Contract Bonus in 2024.

Long-Term Equity Incentive Compensation

We view long-term equity incentive compensation as a critical component of our balanced total compensation program and a primary means to incentivize our employees to contribute to the long-term growth and development of our business. For us, this has historically taken the form of non-qualified stock option grants under the Venture Global LNG, Inc. 2014 Stock Option Plan, as amended and restated from time to time (the “2014 Plan”), and its successor plan, the Amended and Restated Venture Global, Inc. 2023 Stock Option Plan (the “2023 Plan”). In connection with certain reorganization transactions (the “Reorganization Transactions”), all options that were previously granted and outstanding under the 2014 Plan were converted, on a one-for-one basis, into stock options with respect to shares of our Class A common stock under the 2023 Plan and remain outstanding under the 2023 Plan.

Stock options granted to our NEOs pursuant to our equity incentive program vest in equal quarterly installments over a four-year period from the grant date, subject to the executive’s continued employment with us through each vesting date and expire on the 10th anniversary of the grant date. In 2024, none of our NEOs received a grant of stock options.

In connection with our IPO, our Board and our stockholders approved the adoption of the Venture Global, Inc. 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), under which our employees (including our NEOs) may receive long-term incentive compensation in the future.

Other Benefits and Perquisites

We provide benefits, including personal benefits and perquisites, to our NEOs as summarized below. We believe that these benefits are necessary and appropriate to enable us to attract and retain top talent within a competitive marketplace and to facilitate the performance of our NEOs’ management responsibilities.

Personal Security

We provide personal security services for Mr. Sabel, which is based on an assessment of risk in light of his position as our Chief Executive Officer. These services generally include security systems at Mr. Sabel’s residence, security services and personnel at his residences and/or during personal travel and car and personal security driver. While we do not consider these security costs to be personal benefits since they arise from the nature of Mr. Sabel’s employment with our Company, certain amounts that are paid by us are considered to constitute perquisites and personal benefits for purposes of SEC disclosure rules and are reported in the Summary Compensation Table under the “All Other Compensation” column below based on the aggregate incremental cost to the Company to provide these services.

Corporate Aircraft Policy

We encourage use of our corporate aircraft for the personal travel of our Co-Chairmen because it increases their time available for business purposes and enhances their safety and security. The aggregate incremental cost to us for personal use of the corporate aircraft and the total number of hours the NEO used the aircraft in 2024, calculated based on the hourly variable cost rate for personal use of the aircraft, including fuel, airport fees, crew expenses and in-flight catering is reported in the Summary Compensation Table under the “All Other Compensation” column below.

Retirement and Health and Welfare Benefits

We maintain a tax-qualified defined contribution plan (the “401(k) Plan”), in which our employees, including our NEOs (other than Mr. Earl), are eligible to participate. Under the 401(k) Plan, participants may defer a portion of their annual compensation on a pre-tax basis, and we will make matching contributions of 100% of the first 6% of a participant’s deferrals. All of our full-time employees, including our NEOs, are also eligible to participate in customary health and welfare plans. In addition to his participation in the health and welfare plans generally available to our UK-based employees, we provide Mr. Earl with a monthly stipend in the amount of $3,000 to cover any of his additional health and welfare expenses. In addition, we provided contributions to Mr. Earl’s pension in an amount equal to $31,075 in 2024.

Executive Employment Agreements

Michael Sabel

On January 10, 2025, we (through our operating subsidiary, VGLNG) entered into an employment agreement with Mr. Sabel, which became effective in connection with our IPO, under which he serves as our Chief Executive Officer, reporting to our Board. The agreement provides for an indefinite employment term which may be terminated by either party at any time for any reason.

The employment agreement provides for Mr. Sabel’s annual base salary of $7,500,000, participation in our annual incentive compensation program, as in effect from time to time, receipt of Project Milestone Bonuses (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Project Milestone Bonuses” above), eligibility to participate in our Omnibus Incentive Plan, as in effect from time to time, and participation in our benefit plans. In addition, Mr. Sabel is entitled to use the corporate aircraft in accordance with our aircraft use policy and use personal security protective services offered by us and at our expense.

In the event of a termination of Mr. Sabel’s employment for any reason, including due to his death or “disability” (as defined in the agreement), he will solely be entitled to receive certain accrued compensation and benefits.

The employment agreement is governed under the laws of the State of Virginia.

Jonathan Thayer

On January 10, 2025, we (through our operating subsidiary, VGLNG) entered into an employment agreement with Mr. Thayer, which became effective in connection with our IPO, under which he serves as our Chief Financial Officer, reporting to the Chief Executive Officer. The agreement provides for an indefinite employment term which may be terminated by either party at any time for any reason.

The employment agreement provides for Mr. Thayer’s annual base salary of $1,500,000, participation in our annual incentive compensation program, as in effect from time to time, receipt of Project Milestone Bonuses (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Project Milestone Bonuses” above), receipt of Strategic Recognition Awards (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Strategic Recognition Awards” above), eligibility to participate in our Omnibus Incentive Plan, as in effect from time to time, and participation in our benefit plans.

In the event of a termination of Mr. Thayer’s employment by us without “cause” (a defined in the employment agreement) or as the direct result of a “change in control” (as defined below), he will receive, subject to his execution and non-revocation of a release of claims, a lump sum payment equal to his base salary for the year in which the termination date occurs, payable within 60 days of termination date. Under the agreement, a “change in control” is defined as both Messrs. Sabel and Pender ceasing to control possession, directly or indirectly, of the power to direct or cause the direction of the management of our Company, whether through the ownership of voting securities, by agreement or otherwise.

In the event of a termination of Mr. Thayer’s employment for any other reason, including due to his death or “disability” (as defined in the agreement), he will solely be entitled to receive certain accrued compensation and benefits, and he will be deemed to have resigned from all positions he holds as an officer or director with us or any of our affiliates.

As a condition of his employment, Mr. Thayer is subject to the restrictions set forth in a restrictive covenant agreement entered into with us, the terms of which are subscribed under “—Restrictive Covenant Agreements” below.

The employment agreement is governed under the laws of the State of Virginia.

Robert Pender

On January 10, 2025, we (through our operating subsidiary, VGLNG) entered into an employment agreement with Mr. Pender, which became effective in connection with our IPO, under which he serves as our Executive Co-Chairman, reporting to our Board. The agreement provides for an indefinite employment term which may be terminated by either party at any time for any reason.

The employment agreement provides for Mr. Pender’s annual base salary of $3,500,000, participation in our annual incentive compensation program, as in effect from time to time, receipt of Project Milestone Bonuses (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Project Milestone Bonuses” above), eligibility to participate in our Omnibus Incentive Plan, as in effect from time to time, and participation in our benefit plans. In addition, Mr. Pender is entitled to use the corporate aircraft in accordance with our aircraft use policy and use personal security protective services offered by us and at our expense.

In the event of a termination of Mr. Pender’s employment for any reason, including due to his death or “disability” (as defined in the agreement), he will solely be entitled to receive certain accrued compensation and benefits.

The employment agreement is governed under the laws of the State of Virginia.

Thomas Earl

On January 10, 2025, we (through the UK branch of our operating subsidiary, VG LNG Marketing, LLC), entered into an amended and restated services agreement with Mr. Earl, which became effective in connection with our IPO, under which he provides services as our Chief Commercial Officer, reporting to the Chief Executive Officer. The agreement provides for an indefinite employment term which may be terminated by either party at any time with not less than three months’ written notice. All compensation paid to Mr. Earl is earned in U.S. dollars and paid in British pounds using the applicable exchange rates in effect as of the date the compensation is earned.

The services agreement provides for Mr. Earl’s annual salary at the rate of the British pound equivalent of $1,500,000, eligibility to receive discretionary bonuses, receipt of Project Milestone Bonuses (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Project Milestone Bonuses” above), receipt of Strategic Recognition Awards (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Strategic Recognition Awards” above), eligibility to participate in our Omnibus Incentive Plan, as in effect from time to time, and eligibility to participate in our pension scheme. In addition, we will pay Mr. Earl $3,000 per month to cover his health and welfare expenses.

Mr. Earl’s employment may be terminated by us at any time by providing three months’ written notice, or by providing payment in lieu of the notice period in an amount equal to Mr. Earl’s base salary for such period, and he will be deemed to have resigned from all positions he holds as an officer or director with us or any of our affiliates. In the event of a termination of employment due to his illness, accident or other incapacity, he will receive such remuneration as our Board in its discretion allows.

Mr. Earl is subject to the restrictions set forth in a restrictive covenant agreement entered into with us, the terms of which are subscribed under “—Restrictive Covenant Agreements” below.

The services agreement is governed under English law.

Keith Larson

On January 10, 2025, we (through our operating subsidiary, VGLNG) entered into an employment agreement with Mr. Larson, which became effective in connection with our IPO, under which he serves as our General Counsel and Secretary, reporting to the Chief Executive Officer. The agreement provides for an indefinite employment term which may be terminated by either party at any time for any reason.

The employment agreement provides for Mr. Larson’s annual base salary of $1,500,000, participation in our annual incentive compensation program, as in effect from time to time, receipt of Project Milestone Bonuses (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Project Milestone Bonuses” above), receipt of Strategic Recognition Awards (as described under “Elements of Compensation – Cash Incentive Compensation Arrangements – Strategic Recognition Awards” above), eligibility to participate in our Omnibus Incentive Plan, as in effect from time to time, and participation in our benefit plans.

In the event of a termination of Mr. Larson’s employment for any reason, including due to his death or “disability” (as defined in the agreement), he will solely be entitled to receive certain accrued compensation and benefits, and he will be deemed to have resigned from all positions he holds as an officer or director with us or any of our affiliates.

As a condition of his employment, Mr. Larson is subject to the restrictions set forth in a restrictive covenant agreement entered into with us, the terms of which are subscribed under “—Restrictive Covenant Agreements” below.

The employment agreement is governed under the laws of the State of Virginia.

Restrictive Covenant Agreements

Each of our NEOs, other than Messrs. Sabel and Pender, is party to a restrictive covenant agreement, which generally provides for restrictions on non-competition (during employment and for 18 months thereafter in the case of Mr. Thayer and six months thereafter in the case of Messrs. Earl and Larson), non-solicitation and no-hire of employees and non-solicitation of customers or clients (during employment and for 18 months thereafter in the case of Mr. Thayer and six months thereafter in the case of Messrs. Earl and Larson), confidentiality with respect to Company confidential information (during employment and for five years thereafter), in the case of Messrs. Thayer and Earl only, confidentiality with respect to trade secrets (in perpetuity), assignment of intellectual property and non-disparagement (in perpetuity).

Tax and Accounting Considerations

When reviewing compensation matters, we consider the anticipated tax and accounting consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as revised, generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million. Although we are mindful of the benefits of tax deductibility when determining executive compensation, we may approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for our executive officers. We account for stock-based payments, including grants of options, in accordance with the requirements of FASB ASC Topic 718.

Risk Assessment and Compensation Practices

The Compensation Committee assesses and reviews our compensation policies and practices for our employees as they relate to our risk management, and based upon this assessment, we believe, for the following reasons, any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future:

•	our incentive compensation plan reflects a pay for performance philosophy rewarding NEOs and other eligible employees for achievement of performance targets;

•	our equity awards generally include multi-year vesting schedules requiring long-term employee commitment; and

•	we regularly monitor short- and long-term compensation practices to determine whether management’s objectives are achieved.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the compensation discussion and analysis with management and, based on such review and discussion, the Compensation Committee has recommended to our Board that the compensation discussion and analysis be included.

Venture Global, Inc. Compensation Committee,

Michael Sabel

Robert Pender

Thomas Reid

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our NEOs during each of our fiscal years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael Sabel	2024	7,500,000	25,000,000	3,785,182	36,285,182
Chief Executive Officer, Executive Co-Chairman and Founder	2023	5,584,790	26,000,000	1,997,026	33,581,816
Jonathan Thayer	2024	1,500,000	4,812,500	21,449	6,333,949
Chief Financial Officer	2023	1,500,000	3,875,000	20,150	5,395,150
Robert Pender	2024	3,500,000	25,000,000	31,384	28,531,384
Executive Co-Chairman and Founder	2023	2,498,252	26,000,000	37,967	28,536,219
Thomas Earl(3)	2024	1,500,000	4,812,500	67,075	6,379,575
Chief Commercial Officer	2023	1,500,000	4,820,000	37,640	6,357,640
Keith Larson	2024	1,500,000	4,812,500	21,451	6,333,951
General Counsel and Secretary	2023	1,500,000	4,000,000	20,150	5,520,150

(1)

Amounts reported for 2024 include (i) a 2024 annual performance bonus in the amount of $25,000,000 for each of Messrs. Sabel and Pender and $3,000,000 for each of Messrs. Thayer, Earl and Larson and (ii) payment of Strategic Recognition Awards in an amount equal to $1,812,500 for each of Messrs. Thayer, Earl and Larson.

(2)

Amount reported includes, as applicable, (i) the value of perquisites and personal benefits (as defined by the SEC), including (A) payments made by the Company on behalf of Mr. Sabel for costs related to personal security at his residences in the amount of $2,664,269 (B) costs related to personal use of the corporate aircraft by Messrs. Sabel and Pender in the amount of $1,098,882 and $9,154, respectively, and (C) reserved parking allowances for each NEO; (ii) 401(k) matching contributions on behalf of our NEOs, other than Mr. Earl, in the amount of $20,700 each; (iii) stipends paid to Mr. Earl for health and welfare benefits in the amount of $36,000 and (iv) contributions to Mr. Earl’s pension in the amount of $31,075. See “—Other Benefits and Perquisites” above for more information. In accordance with applicable SEC rules and requirements, we valued perquisites and personal benefits based on our incremental cost of providing such items.

(3)

All compensation paid to Mr. Earl was earned in U.S. dollars and paid in British pounds using the applicable exchange rates in effect as of the date the compensation is earned. The average monthly exchange rate of U.S. dollars to British pounds in fiscal year 2024 was 0.7816.

Grants of Plan-Based Awards

None of our NEOs received grants of plan-based awards in 2024.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth information concerning outstanding equity awards for our named executive officers as of the end of our fiscal year ended December 31, 2024, after giving effect to an approximately 4,520.3317-for-one forward stock split of our Class A common stock effected in connection with our IPO. Messrs. Sabel and Pender did not hold any outstanding equity awards as of year-end.

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonathan Thayer	06/17/2020	22,601,658	—	1.16	06/17/2030
	05/12/2022	2,825,200	1,695,131	3.39	05/12/2032
Thomas Earl	07/18/2017	9,040,663	—	0.79	07/18/2027
	01/24/2018	4,520,331	—	0.84	01/24/2028
	04/01/2019	4,520,331	—	1.55	04/01/2029
	04/01/2020	4,520,331	—	1.16	04/01/2030
	04/20/2021	1,997,640	282,525	1.55	04/20/2031
	05/12/2022	2,825,200	1,695,131	3.39	05/12/2032
Keith Larson	07/01/2017	13,560,995	—	0.79	07/01/2027
	01/24/2018	4,520,331	—	0.84	01/24/2028
	04/01/2019	9,040,663	—	1.55	04/01/2029
	04/20/2021	1,997,640	282,525	1.55	04/20/2031
	05/12/2022	2,825,200	1,695,131	3.39	05/12/2032

(1)

All awards granted to our NEOs are options to purchase Series A common shares originally granted under the 2014 Plan which were converted, on a one-for-one basis, in connection with the Reorganization Transactions into options to purchase shares of our Class A common stock under the 2023 Plan and remain outstanding under the 2023 Plan. All options granted to our NEOs vest in equal quarterly installments over a four-year period from the date of grant, subject to the NEO’s continued employment with us through each vesting date.

Option Exercises and Stock Vested

None of our NEOs exercised any stock options during our fiscal year ended December 31, 2024. As of December 31, 2024, we had not granted any other equity awards, including in the form of restricted common shares, share appreciation rights (“SARs”), or restricted stock units (“RSUs”), and, as such, no such awards vested in 2024.

Pension Benefits

Except for Thomas Earl (who receives contributions to his UK pension as described above under “Compensation Discussion & Analysis — Other Benefits and Perquisites — Retirement and Health and Welfare Benefits”), none of our NEOs are entitled to any payments or other benefits following or in connection with retirement.

Nonqualified Deferred Compensation

None of our NEOs participate in any plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

The Company does not maintain a formal severance policy, but certain of our NEOs have severance entitlements under the terms of their employment agreements, as described under “Compensation Discussion & Analysis – Executive Employment Agreements” above. As of December 31, 2024, certain of our NEOs were party to offer letters which provided for certain severance entitlements, as described below.

The severance provisions under Mr. Thayer’s offer letter are the same as those set forth in his employment agreement. Under Mr. Earl’s offer letter, we or Mr. Earl could terminate his employment at any time with not less than one week notice in writing. In the event Mr. Earl’s employment was terminated by us, we could make a payment in lieu of notice by providing an amount equal to then-current base salary for the remainder of the notice period.

None of our NEOs are entitled to any payments or benefits solely upon a Change in Control of our Company.

Assuming the termination of employment of Messrs. Thayer and Earl on December 31, 2024 under the circumstances described above, they would have received severance payments in the amount of (i) for Mr. Thayer, $1,500,000 and (ii) for Mr. Earl, $28,846 (assuming payment in lieu of one weeks’ notice of termination).

2023 Stock Option Plan

The 2023 Plan was adopted by our Board and approved by our stockholders in September 2023 in connection with the Reorganization Transactions, and amended and restated effective November 14, 2024. In connection with the IPO, all shares that then remained available for issuance under our 2023 Plan became available for issuance under the Omnibus Incentive Plan and no further equity awards may be granted under the 2023 Plan. Awards that were outstanding under the 2023 Plan as of the effectiveness of the Omnibus Incentive Plan will remain outstanding under, and subject to the terms and conditions of, the 2023 Plan. As of March 25, 2025, there were stock options outstanding under the 2023 Plan with respect to 252,440,449 shares of our Class A common stock having a weighted average exercise price of $1.53 per share. The 2023 Plan is administered by the Compensation Committee.

Upon a Change in Control (as defined in the 2023 Plan) in which outstanding options are not assumed or continued, the Compensation Committee may take certain actions with respect to options, including (i) causing all options outstanding to be immediately exercisable prior to the Change in Control, with such exercise to be effective upon the Change in Control; and/or (ii) cancelling any outstanding options in exchange for a cash payment equal to the number of shares subject to such options multiplied by the excess of the amount per share paid to shareholders in such transaction over the applicable exercise price applicable to such options.

2025 Omnibus Incentive Plan

Our Board and our stockholders approved the adoption of the Omnibus Incentive Plan, which became effective as of January 23, 2025 in connection with our IPO. As of the effectiveness of the Omnibus Incentive Plan, all shares that were available for issuance under our 2023 Plan became available for issuance under the Omnibus Incentive Plan and no further equity awards may be granted under the 2023 Plan. The Omnibus Incentive Plan is administered by the Compensation Committee and provides for the grant of equity-based awards to our employees, non-employee directors and consultants in the form of stock options (including incentive stock options, and nonqualified stock options), SARs, restricted stock, RSUs, performance awards, other cash-based awards and other share-based awards.

Subject to adjustment, the total number of shares of our Class A common stock authorized for issuance under the Omnibus Incentive Plan is 171,772,605 shares. The number of shares reserved for issuance under the Omnibus Incentive Plan will be increased automatically on the first day of each of fiscal year of our Company following the effective date of the plan by a number equal to the smallest of (i) 3% of the number of shares outstanding on the last day of the immediately preceding fiscal year; and (ii) the number of shares determined by the Compensation Committee in its discretion.

Upon a Change in Control (as defined in the Omnibus Incentive Plan), the Compensation Committee may take certain actions with respect to outstanding awards, including the (i) continuation or assumption of awards by the successor or surviving entity or its parent, (ii) substitution or replacement of awards by the successor or surviving entity or its parent with cash, securities, rights or other property with substantially the same terms and value as such awards, (iii) in the case of performance awards, the determination of the level of attainment of the applicable performance condition(s), and (iv) cancellation of awards in consideration of a payment in cash, securities or other property or, in certain circumstances, for no consideration.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the information below to illustrate the relationship between the “compensation actually paid” to our NEOs for the fiscal year ended December 31, 2024 and certain financial performance measures of the Company.

This information has been prepared in accordance with Item 402(v) and does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs for the applicable year. Please refer to the Compensation Discussion and Analysis section of this proxy statement for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.

We do not use any financial performance measures to link executive compensation to Company performance. Accordingly, we are not required to disclose either a “company-selected measure” or such company-selected measure’s relationship to executive compensation actually paid or a tabular list of our most important financial performance measures.

					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(2)	Average summary compensation table total for non-PEO named executive officers(1)(2)	Average compensation actually paid to non-PEO named executive officers(1)(2)	Total shareholder return(3)	Peer group total shareholder return(3)	Net income(4)
2024	$36,285,182	$36,285,182	$11,894,715	$52,766,292	—	—	$1,746,000,000

(1)

The dollar amounts reported for Michael Sabel, the Company’s principal executive officer (“PEO”), reflect the amounts reported in the “Total” column of our Summary Compensation Table for the fiscal year ended December 31, 2024. The dollar amounts reported for our remaining named executive officers other than our PEO (“non-PEO NEOs”), reflects the average of amounts reported for Messrs. Thayer, Pender, Earl and Larson in the “Total” column of our Summary Compensation Table for the fiscal year ended December 31, 2024.

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s PEO or non-PEO NEOs on average. These amounts reflect the amounts reported in the “Total” column of our Summary Compensation Table, adjusted as shown below. Equity award values are calculated in accordance with FASB ASC Topic 718.

(3)

As a company that had its IPO in 2025, we are unable to calculate our total shareholder return or the total shareholder return of our peer group under Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2024, since we had no shares of common stock registered under Section 12 of the Exchange Act during such year.

(4)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the fiscal year ended December 31, 2024.

	2024
Compensation Actually Paid	PEO	Non-PEO NEOs*
Summary Compensation Table Total	$36,285,182	$11,894,715
Less value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	—	—
Plus year-end fair value of outstanding and unvested equity awards granted in the year	—	—
Plus fair value as of vesting date of equity awards granted and vested in the year	—	—
Plus (less) year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	34,145,449
Plus (less) change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	—	6,726,128

Compensation Actually Paid	$36,285,182	$52,766,292

*	Amounts presented are averages for the entire group of non-PEO NEOs.

“Compensation actually paid” compared to TSR, and net income.

Total shareholder return and net income are some indicators of the Company’s overall financial performance that may impact the value of our NEOs’ total compensation; however, other factors are considered in setting NEOs’ compensation, as set forth in the Compensation Discussion and Analysis section of this proxy statement. As a company that had its IPO in 2025, there is no link yet between total shareholder return and net income to the “compensation actually paid” to the CEO and the remaining non-CEO NEOs. In any event, total shareholder return and net income are not used in the design of our executive compensation program; as a result, total shareholder return and net income do not directly impact the amount of “compensation actually paid” to the NEOs.

Director Compensation

The following table sets forth information concerning the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Total
Roderick Christie	$240,000	$240,000
Sari Granat	$240,000	$240,000
Andrew Orekar	$240,000	$240,000
Thomas J. Reid	$240,000	$240,000
Jimmy Staton	$240,000	$240,000

Prior to our IPO, each of our non-employee directors received a fee of $60,000, payable in cash for each regular and special Board meeting attended, whether in person or by telephone. In addition, each of our non-employee directors received a grant of stock options in connection with their appointment to our Board, which options vest in equal quarterly installments over a four-year period from the grant date, subject to their continued service through each vesting date. Our non-employee directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board or committees. Employee directors do not receive additional compensation for their service on the Board.

We maintain a director compensation policy which governs the annual compensation paid to our non-employee directors from and after our IPO. Our non-employee director compensation policy is administered by our Compensation Committee and provides each of our non-employee directors with an annual cash retainer for service on the Board of $240,000, plus additional cash retainers for service as the chair of a committee of the Board as follows: (i) Audit Committee Chair - $50,000; (ii) Compensation Committee Chair - $40,000; and (iii) Nominating and Governance Committee Chair - $40,000. Our non-employee directors also receive additional cash retainers for service as a member of any committee of the Board in the amount of $25,000. In addition, non-employee directors receive (i) a grant (which may be in the form of stock options or restricted stock units) made upon initial election or appointment to the Board with an aggregate grant date value in an amount to be determined by the Compensation Committee in its full and sole discretion, vesting in equal annual installments over a four-year period and (ii) an annual grant (which may be in the form of stock options or restricted stock units) with an aggregate grant date value in the amount of $200,000, to be made on or about the date of our annual stockholder meeting, vesting in equal annual installments over a four-year period.

Policies and Practices Related to the Grant of Certain Equity Awards

Item 402(x)(1) of Regulation S-K requires us to discuss our policies and practices on the timing of awards of options in relation to the disclosure by us of material nonpublic information. Prior to our IPO, we did not have to consider the timing of the release of material nonpublic information in relation to the timing of option grants. However, as the Company’s corporate governance practices continue to develop over time, we will develop policies and procedures in this regard, including (i) how our Board or Compensation Committee determines when to grant such awards, (ii) whether they take material nonpublic information into account when determining the timing and terms of such awards, and, if so, how the Board or Compensation Committee takes material nonpublic information into account when determining the timing and terms of such awards and (iii) whether we have timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Compensation Plan Information

As of December 31, 2024, outstanding equity awards included stock options granted under our 2023 Plan, as described under “Executive Compensation Tables—2023 Stock Option Plan”. The following table sets forth information regarding our equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans not approved by securityholders	285,626,118	$1.43	—

(1)	Reflects stock options outstanding under our 2023 Plan.

In connection with our IPO, effective January 23, 2025, we adopted and our shareholders approved our Omnibus Incentive Plan, as described under “Executive Compensation Tables—2025 Omnibus Incentive Plan”. As of the effectiveness of the Omnibus Incentive Plan in January 2025, all shares that remained available for issuance under the 2023 Plan became available for issuance under the Omnibus Incentive Plan and no further equity awards will be granted under the 2023 Plan. Awards that remained outstanding under the 2023 Plan as of the effectiveness of the Omnibus Incentive Plan will remain outstanding under, and subject to the terms and conditions of, the 2023 Plan. Our 2025 contains an evergreen provision pursuant to which the number of shares reserved for issuance will automatically increase on the first day of each fiscal year in an amount equal to the lesser of (i) 3% of the aggregate number of shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller amount as determined by our Compensation Committee. The only plan pursuant to which we may currently make additional equity grants is the Omnibus Incentive Plan.

ADDITIONAL MEETING INFORMATION

How will the 2025 Annual Stockholders’ Meeting be conducted?

The 2025 Annual Stockholders’ Meeting will be conducted solely online via the Internet through a live webcast and online stockholder tools. We are using a virtual annual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders. This format empowers stockholders to participate fully from any location around the world, at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights.

How do I attend the meeting?

You are entitled to attend and participate in the virtual 2025 Annual Stockholders’ Meeting only if you were a Venture Global stockholder as of the close of business on March 25, 2025 or if you hold a valid proxy for the annual meeting. If you are not a Venture Global stockholder, you may still view the meeting online at www.virtualshareholdermeeting.com/VG2025.

Attending Online. If you plan to attend the annual meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the annual meeting online, you will not be able to participate in the annual meeting but may view the annual meeting webcast. Stockholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/VG2025; interested persons who were not stockholders as of the close of business on March 25, 2025 may view, but not participate, in the annual meeting via www.virtualshareholdermeeting.com/VG2025.

Stockholders of Record	Beneficial Stockholder

If you are a stockholder of record, you will need to use your control number on your Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/VG2025.

Stockholders of record – those holding shares directly with Equiniti Trust Company, LLC. will be on a list maintained by the inspector of elections.

If you are a beneficial stockholder and your voting instruction form or Notice of Internet Availability (Notice) indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, beneficial stockholders who do not have a control number or access code should contact their bank, broker or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.

“Beneficial” or “street name” stockholders – those holding shares through a broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:00 a.m. Eastern Time. If you have difficulties during the check-in time or during the annual meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call the number listed on the virtual meeting site.

Asking Questions. Stockholders have multiple opportunities to submit questions to Venture Global for the annual meeting. Stockholders who wish to submit a question in advance may do so at www.proxyvote.com. Stockholders also may submit questions live during the meeting at the meeting website. Stockholders can also access copies of the proxy statement and annual report at our annual meeting website.

If you cannot attend, following the meeting, a replay of our annual meeting webcast will be available at our Investor Relations section of our website at www.ventureglobal.com and remain for at least one year.

How do I vote?

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the annual meeting. We encourage stockholders to vote well before the annual meeting, even if they plan to attend the virtual meeting, by completing proxies in any of the following ways:

Go to www.proxyvote.com and follow the instructions provided.	Call the applicable number and follow the instructions provided. For stockholders of record: 1-800-690-6903 For beneficial stockholders: 1-800-690-6903	Mail, complete, sign, date, and mail the proxy card in the return envelope provided to you if you have received a printed version of these proxy materials.

Stockholders can vote via the Internet in advance of or during the meeting. Stockholders who attend the virtual annual meeting should follow the instructions at www.virtualshareholdermeeting.com/VG2025 to vote or submit questions during the meeting.

Voting online during the meeting will replace any previous votes.

Revoking Your Proxy or Changing Your Vote. Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Secretary before the annual meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.

Voting Standards. On March 25, 2025, the record date for the annual meeting, 451,009,393 shares of our Class A common stock and 1,968,604,458 of our Class B common stock were outstanding. In order to have a quorum at the meeting, the presence, in person or by proxy, of the holders of a majority of the total combined voting power of all outstanding securities of the Company generally entitled to vote at the meeting is required. Each holder of our Class A common stock outstanding on the record date is entitled to one vote for each share of Class A common stock held, and each holder of our Class B common stock outstanding on the record date is entitled to 10 votes for each share of Class B common stock held. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement. To be elected, directors must receive a plurality of the votes cast in respect of the shares present or represented by proxy at the meeting and entitled to vote generally in the election of directors. Approval of each of the other matters on the agenda requires the affirmative vote of a majority of the votes cast at the meeting on the matter. With respect to Proposal No. 4, the advisory vote on “say on pay” frequency, if no choice receives a majority of votes cast, then the choice that receives the plurality of votes cast will be considered approved.

Effect of Abstentions and Broker Non-Votes. Shares marked “withhold” and shares not represented at the meeting have no effect on the election of directors. For each of the other proposals, abstentions have no effect. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares on discretionary proposals, which would result in “broker non-votes” on proposals other than the ratification of the selection of EY as our independent registered public accounting firm. Any shares represented by “broker non-votes” are not considered votes cast or entitled to vote and therefore will not impact the outcome of such proposals. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting.

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions/ Withhold***	Effect of “Broker Non-Votes”****
Election of directors	For or withhold on each nominee.	Plurality of votes cast.*	No effect.	No effect.

Ratification of selection of Ernst & Young LLP	For, against, or abstain.	Majority of the votes cast.**	No effect.	Broker has discretion to vote.

Advisory vote on executive compensation	For, against, or abstain.	Majority of the votes cast.**	No effect.	No effect.

Advisory vote on “say on pay” frequency	1 year, 2 years, 3 years, or abstain.	Majority of the votes cast (if no choice receives a majority, then the choice that receives the plurality of votes cast will be considered approved).**	No effect.	No effect.

*

As a result, any shares not voted “FOR” a particular candidate, whether as a result of a “withhold” vote or broker non-vote, will not be counted in such candidate’s favor and will have no effect on the election results.

**	The affirmative vote of the holders of a majority of the votes cast at the meeting.

***	Shares marked “abstain” or “withhold.”

****

If you are a beneficial holder and do not provide specific voting instructions to the holder’s broker, the organization that holds the beneficial owner’s shares may not be authorized to vote your shares, which would result in “broker non-votes.”

Voting Instructions. If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters that we expect to be presented at the annual meeting other than the items from the Board described in this proxy statement.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxyvote.com for additional information regarding electronic delivery enrollment.

How are proxies solicited and what is the cost?

We will bear the expense of soliciting proxies, and we have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to solicit proxies for a fee of $12,000 plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request brokers, banks, and other nominees that hold stock in their names to furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.

Who counts the votes?

Broadridge has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.

Will the Company make a list of stockholders entitled to vote at the 2025 Annual Stockholders’ Meeting available?

Venture Global’s list of stockholders as of March 25, 2025 will be available for inspection for the 10 days prior to the annual meeting. If you want to inspect the stockholder list, please contact our Investor Relations department at IR@venturegloballng.com to schedule an appointment.

When will the Company announce the voting results?

We will announce preliminary results during the annual meeting. We will report final results at www.ventureglobal.com and in a filing with the SEC on Form 8-K.

OTHER MATTERS

2026 Stockholder Proposals or Nominations

Stockholder proposals to be included in the proxy statement. Pursuant to Rule 14a-8 under the Exchange Act some stockholder proposals may be eligible for inclusion in our 2026 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our principal executive offices in care of our Secretary by one of the means discussed below in the “Communicating with Us” section of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Eastern Time) on December 4, 2025 (120 days from the anniversary of our mailing this proxy statement).

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of this deadline to discuss the proposal, and stockholders may find it helpful to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Corporate Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see the “Board of Directors Matters; Proposal 1: Election of Directors; Director Nomination Process – Committee Process” section on page 1.

Other business and director nominations to be presented at the annual meeting. A stockholder who intends to nominate a candidate for election to the Board or to propose any business for presentation at our 2026 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the Bylaws, must give notice to our Secretary not later than the close of business (5:00 p.m. Eastern Time) on January 21, 2026 (120 days from the anniversary of the preceding year’s annual meeting of stockholders) and not earlier than the close of business (5:00 p.m. Eastern Time) on December 22, 2025 (150 days from the anniversary of the preceding year’s annual meeting of stockholders). The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.

We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Legal Matters

Forward-looking statements. This document contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, expectations regarding the development, construction, commissioning and completion of our projects, expectations regarding sales of LNG cargos, estimates of the cost of our projects and schedule to construct and commission our projects, our anticipated growth strategies and anticipated trends impacting our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Those factors are more fully detailed in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Website references. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.

Use of trademarks. The Venture Global logos, and other trade names, trademarks, or service marks of Venture Global appearing in this proxy statement are the property of Venture Global. Other trade names, trademarks, or service marks appearing in this proxy statement are the property of their respective holders. Solely for convenience, trade names, trademarks, and service marks referred to in this proxy statement appear without the ®, ™, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks, and service marks.

Financial Statements

Our financial statements for the year ended December 31, 2024 are included in our 2024 Annual Report on Form 10-K, filed with the SEC on March 6, 2025. Our 2024 Annual Report on Form 10-K and this proxy statement are available on our website at www.ventureglobal.com and are available from the SEC at its website at www.sec.gov. You may also receive a copy of our Annual Report on Form 10-K without charge by sending a written request to our Investor Relations department at IR@venturegloballng.com.

Communicating with Us

Visit our main website at www.ventureglobal.com for information on our products and technologies, marketing programs, worldwide locations, customer support, job listings, and other company-related topics. Our Investor Relations section of our website contains information regarding our recent and historical financial and operational results, strategic priorities, operating segments, news, investor events and webcasts, stock information, corporate governance and corporate responsibility initiatives, as well as links to our SEC filings and our Governance site.

To communicate with the Board, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates (including proxy access candidates) or introduce business at the annual meeting, or revoke a prior proxy instruction, contact our Secretary via e-mail at corpsec@venturegloballng.com, or by mail to Venture Global, Inc., 1001 19th Street North, Suite 1500, Arlington, VA, 22209, Attn: Secretary.

For questions regarding:	Contact:
Annual meeting	IR@venturegloballng.com

Stock ownership for stockholders of record	Equiniti Trust Company, LLC https://www.shareowneronline.com/informational/contact-us/ 1-800-401-1957 or 651-450-4064

Stock ownership for beneficial holders	Your broker, bank, or other nominee

Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Venture Global stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Secretary at the address specified above under “Other Matters; Communicating with Us,” or contact our Investor Relations department at IR@venturegloballng.com, and we will promptly send you the requested materials. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for this year’s annual meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

If you are a beneficial stockholder and you share an address with other beneficial stockholders, your broker, bank, or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.

By Order of the Board of Directors

Keith Larson

Secretary

Arlington, Virginia

April 3, 2025

VENTURE GLOBAL, INC. 1001 19TH STREET NORTH SUITE 1500 ARLINGTON, VA 22209 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VG2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V71340-P30921 KEEP THIS PORTION FOR YOUR RECORDS VENTURE GLOBAL, INC. The Board of Directors recommends you vote FOR the following: 1. Election of the 7 director nominees named in this proxy statement. Nominees: 01) Robert Pender 05) Jimmy Staton 02) Michael Sabel 06) Thomas Reid 03) Andrew Orekar 07) Roderick Christie 04) Sari Granat The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2025. 3. Advisory vote on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 4. Advisory vote on “say-on-pay” frequency. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain 3 Years 2 Years 1 Year Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For All Withhold All Except For All Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. VENTURE GLOBAL, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2025 9:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Keith Larson and Jonathan Thayer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of VENTURE GLOBAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., ET on May 21, 2025, virtually at www.virtualshareholdermeeting.com/VG2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side V71341-P30921